UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒                            Filed by a Party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material under Rule 14a-12

AUTODESK, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following e-mail was sent by Autodesk, Inc. (the “Company”) to employees of the Company on April 30, 2008.

Autodesk employees,

On Monday we began mailing materials for the upcoming Autodesk annual stockholder meeting to be held on Thursday, June 12, 2008. If you owned Autodesk shares (not options) on April 14, 2008, then you should receive materials as part of the mailing.

If you have instructed your brokerage firm to send Autodesk stockholder materials electronically, you will receive an e-mail. If you have elected to receive Autodesk materials via regular mail, be on the lookout for a letter explaining how to access the materials electronically and how to order hard copies of the materials. However, if you are in physical possession of your stock certificate or you have instructed your brokerage firm that you would like hard copies of all Autodesk materials, you will receive hard copies of the stockholder materials in the mail.

If you have any questions, please call the Autodesk Investor Line at 415 507 6705.

David Gennarelli, Director of Investor Relations